                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):    June 9, 2000
-------------------------------------------------

                              i2 Technologies, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



75-2294945                          Delaware                           000-28030
-------------              ----------------------------             ------------

(IRS Employer              (State or Other Jurisdiction             (Commission
Identification No.)              of Incorporation)                  File Number)


One i2 Place, 11701 Luna Rd, Dallas, Texas                             75234
----------------------------------------------------               -------------
      (Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:  (469) 357-1000
                                                   -------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 9, 2000, pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of March 12, 2000, by and among i2 Technologies, Inc. ("i2"), Hoya Merger Corp., a Delaware corporation and wholly owned subsidiary of i2 ("Hoya"), and Aspect Development, Inc., as Delaware corporation ("Aspect"), Hoya merged with and into Aspect, and Aspect became a wholly owned subsidiary of i2 (the "Merger").

         In connection with the Merger, each share of Aspect common stock outstanding immediately prior to the consummation of the Merger was converted into the right to receive 0.55 shares of i2 common stock (the "Exchange Ratio") and i2 assumed Aspect's outstanding stock options and employee stock purchase plan obligations based on the Exchange Ratio, issuing approximately 33.8 million shares of i2 common stock and assuming options and employee stock purchase plan rights to acquire approximately 14.2 million shares of i2 common stock. The amount of the consideration in the Merger was determined based upon arm's-length negotiations between i2 and Aspect. The transaction is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will be accounted for using the purchase method of accounting. After giving effect to the issuance of shares in connection with the Merger, i2 will have approximately 195,362,027 shares of i2 common stock outstanding, not including shares reserved for issuance upon the exercise of assumed options and for purchases under the assumed employee stock purchase plan.

             The acquisition by i2 of shares of Aspect common stock pursuant to the Merger Agreement is deemed an indirect acquisition of the assets of Aspect represented thereby, including Aspect's plant, equipment and other physical property. Aspect utilizes such assets in the conduct of its business as a provider of collaborative solutions for business-to-business (B2B) e-commerce and inbound supply for enterprises and their trading partners. Aspect solutions provide decision support and content for procurement, product development, operations, eCommerce, and marketplaces. i2 will continue to utilize such assets in the conduct of its business as a leading provider of intelligent eBusiness solutions.

           Immediately prior to the Merger, all of the issued and outstanding shares of capital stock of Aspect were owned by the stockholders of Aspect. i2 is not aware of any pre-existing material relationship between such stockholders and i2, or between such stockholders and i2's affiliates, directors or officers, or any associate of any such affiliate, director or officer.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

         (b)      Pro Forma Financial Information.

         (c)      Exhibits.

                  2.1  -   Agreement and Plan of Reorganization, dated March
                           12, 2000, by and among i2 Technologies, Inc., Hoya
                           Merger Corp. and Aspect Development, Inc.

                  10.1 - Employment and Non-Compete Agreement, dated June 9, 2000 by and between i2 Technologies, Inc. and Robert
                           L. Evans.

                  10.2 - Employment and Non-Compete Agreement, dated June 9, 2000 by and between i2 Technologies, Inc. and Romesh
                           T. Wadhwani.

                  23.1 - Consent of Arthur Andersen LLP with respect to Aspect's financial statements.

                  23.2 - Consent of Ernst & Young LLP with respect to Aspect's financial statements.

                  99.1 - Press Release of i2 Technologies, Inc. dated June 9, 2000 (announcing the completion of the Merger).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2000

                                       i2 TECHNOLOGIES, INC.



                                       By: /s/ WILLIAM M. BEECHER
                                          -------------------------------
                                               William M. Beecher
                                               Executive Vice President and
                                               Chief Financial Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

    To the Board of Directors and Stockholders of Aspect Development, Inc.:

    We have audited the accompanying consolidated balance sheets of Aspect Development, Inc., (a Delaware corporation) as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Aspect Development, Inc., as of December 31, 1997 were audited by other auditors whose report dated January 26, 1998, except with respect to paragraph 3 of Note 4, as to which the date is August 15, 1998, and paragraph 4 of Note 4, as to which the date is March 10, 2000, expressed an unqualified opinion on those statements.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aspect Development, Inc., as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                       Arthur Andersen LLP

San Jose, California
January 24, 2000
 except with respect to paragraph 4
 of Note 4, as to which the date is
 March 10, 2000, and Note 9, as to
 which the date is March 13, 2000.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Aspect Development, Inc.

    We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Aspect Development, Inc. for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. In November 1997, the Company merged with Cadis, Inc. in a transaction that was accounted for as a pooling of interests. We did not audit the financial statements of Cadis, Inc., which statements reflected net losses of $10.8 million for the year ended December 31, 1997. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Cadis, Inc., is based solely on the report of the other auditors.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Aspect Development, Inc. for the year ended December 31, 1997, after giving retroactive effect to the business combination with Cadis, Inc., as described in the notes to the consolidated financial statements, in conformity with accounting principles generally accepted in the United States.

                                          Ernst & Young LLP

Palo Alto, California
January 26, 1998,
 except with respect to paragraph 3 of Note 4, as to which the date is August 15, 1998 and paragraph 4 of Note 4, as to which the date is March 10, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cadis, Inc.;

    We have audited the consolidated balance sheets of Cadis, Inc. (a Delaware corporation) and subsidiary as of December 31, 1997, and the related consolidated statements of operations, mandatorily redeemable convertible preferred stock, junior mandatorily redeemable preferred stock and stockholders' equity (deficit) and cash flows for the year ended December 31, 1997, not presented separately herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above, not presented separately herein, present fairly, in all material respects, the consolidated financial position of Cadis Inc. and subsidiary as of December 31, 1997, and the consolidated results of their operations and their cash flows for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Denver, Colorado
January 20, 1998

                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)


                                                               December 31,
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
ASSETS
Current assets:
  Cash and cash equivalents................................ $ 28,872  $  7,877
  Short-term investments...................................   47,332    73,596
  Accounts receivable, net of allowance for doubtful
   accounts of $732 and $421 in 1999 and 1998,
   respectively............................................   28,709    19,509
  Prepaid expenses and other current assets................   15,884     4,397
                                                            --------  --------
    Total current assets...................................  120,797   105,379
Property and equipment, net................................   12,342     9,121
Other assets, net..........................................    2,765       282
                                                            --------  --------
    Total assets........................................... $135,904  $114,782
                                                            ========  ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................................... $  3,221  $  2,483
  Accrued bonuses and commissions..........................    7,266     5,233
  Income taxes payable.....................................    3,863     2,946
  Other accrued liabilities................................    9,191     5,766
  Deferred revenue.........................................   13,584     9,497
  Capital lease obligations--current portion...............       --        17
                                                            --------  --------
    Total current liabilities..............................   37,125    25,942
Stockholders' equity:
  Preferred stock, $0.001 par value per share; 2,000
   authorized, none issued or outstanding..................       --        --
  Common stock, $0.001 par value per share and additional
   paid in capital; 100,000 authorized, 59,216 and 61,504
   issued and outstanding in 1999 and 1998, respectively...   96,929    95,068
  Deferred compensation....................................      (43)     (210)
  Unrealized loss on investments...........................      (35)       --
  Accumulated translation adjustment.......................      159        12
  Retained earnings (accumulated deficit)..................    1,769    (6,030)
                                                            --------  --------
    Total stockholders' equity.............................   98,779    88,840
                                                            --------  --------
    Total liabilities and stockholders' equity............. $135,904  $114,782
                                                            ========  ========




    The accompanying notes are an integral part of these consolidated financial statements.

                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                    Year ended December 31,
                                                    -------------------------
                                                     1999     1998     1997
                                                    -------  -------  -------
Revenues:
 Licenses.......................................... $52,440  $51,132  $26,892
 Subscription and maintenance......................  24,514   17,509   13,594
 Service and other.................................  18,191   17,724    9,443
                                                    -------  -------  -------
   Total revenues..................................  95,145   86,365   49,929
                                                    -------  -------  -------
Cost of revenues:
 Licenses..........................................   1,152    1,419      346
 Subscription and maintenance......................   5,278    3,737    2,676
 Service and other.................................   9,120    6,400    5,027
                                                    -------  -------  -------
   Total cost of revenues..........................  15,550   11,556    8,049
                                                    -------  -------  -------
Gross profit.......................................  79,595   74,809   41,880
                                                    -------  -------  -------
Operating expenses:
 Research and development..........................  20,061   15,882   11,213
 Sales and marketing...............................  44,625   33,246   26,730
 General and administrative........................  11,136    7,909    5,304
 Merger costs......................................      --       --    4,312
                                                    -------  -------  -------
   Total operating expenses........................  75,822   57,037   47,559
                                                    -------  -------  -------
Operating income (loss)............................   3,773   17,772   (5,679)
Interest and other income..........................   6,872    3,526    3,066
Interest and other expense.........................    (634)    (751)    (665)
                                                    -------  -------  -------
Income (loss) before income taxes..................  10,011   20,547   (3,278)
Provision for income taxes.........................   2,212    4,522    1,593
                                                    -------  -------  -------
Net income (loss).................................. $ 7,799  $16,025  $(4,871)
                                                    =======  =======  =======
Net income (loss) per share--basic................. $  0.13  $  0.27  $ (0.09)
                                                    =======  =======  =======
Net income (loss) per share--diluted............... $  0.12  $  0.24  $ (0.09)
                                                    =======  =======  =======
Number of shares used in computing per share
 amounts-basic.....................................  58,726   59,862   55,268
Number of shares used in computing per share
 amounts-diluted...................................  66,180   66,300   55,268



   The accompanying notes are an integral part of these consolidated financial statements.

                Consolidated Statement of Stockholders' Equity
                                (in thousands)


                                                                Notes
                                    Common Stock              Receivable                         Unrealized      Accumulated
                               ------------------------          From           Deferred           Loss on       Translation
                                Shares          Amount        Stockholders    Compensation       Investments     Adjustments
                               ----------    ----------       ------------    ------------       -----------    ------------
Balance at
December 31,
1996.............                53,989        $ 76,729        $   (320)        $   (544)              --         $     65
Comprehensive
loss:
Net loss.........                    --              --              --               --               --               --
Foreign currency
translation
adjustments......                    --              --              --               --               --             (367)
Comprehensive
loss.............
                                ========        ========        ========         ========         ========         ========
Issuance of
common stock
upon exercise of
options..........                  2,692           1,027              --               --               --               --
Amortization of
deferred
compensation.....                     --              --              --              168               --               --
Issuance of
common stock
under Employee
Stock Purchase
Plan.............                    728           1,307              --               --               --               --
Issuance of
common stock for
Redeemable
Preferred
Stock............                    168           1,986              --               --               --               --
Issuance of
common stock for
software.........                     55             375              --               --               --               --
Issuance of
common stock upon
exercise of
options..........                     --              --              --               --               --               --
settlement (see
Note 4)..........                    100             203              --               --               --               --
                                --------        --------        --------         --------         --------         --------
Balance at
December 31,
1997.............                 57,732          81,627            (320)              --             (376)            (302)
Comprehensive
income:
Net income.......                     --              --              --               --               --               --
Foreign currency
translation
adjustments......                     --              --              --               --               --              314
                                --------        --------        --------         --------         --------         --------
Comprehensive
income...........
                                ========        ========        ========         ========         ========         ========
Issuance of
common stock
upon exercise of
options..........                  3,146           8,706              --               --               --               --
Issuance of
common stock
under Employee
Stock Purchase
Plan.............                    626           1,770              --               --               --               --
Amortization of
deferred
compensation.....                     --              --              --              166               --               --
Repayment of
notes
receivable.......                     --              --             320               --               --               --
Income tax
benefit from
stock option
transactions.....                     --           2,965              --               --               --               --
                                --------        --------        --------         --------         --------         --------
Balance at
December 31,
1998.............                 61,504          95,068              --             (210)              --               12
Comprehensive
income:
Net income.......                     --              --              --               --               --               --
Foreign currency
translation
adjustments......                     --              --              --               --               --              147
Unrealized loss
on investments...                     --              --              --               --              (35)              --
Comprehensive
income..........
Issuance of
common stock

upon exercise of
options.........                                            3,251   14,260       --           --             --          --
Repurchase and retirement of common stock (See  Note 4)..  (5,717) (20,636)      --           --             --          --
Issuance of
common stock
under Employee
Stock Purchase
Plan............                                              178    1,467       --           --             --          --
Amortization of
deferred
compensation....                                              --       --        --           167            --          --
Income tax
benefit from
stock option
transactions....                                              --     6,770       --           --             --          --
                                                           ------  -------     -----        -----         -----       -----
Balance at
December 31,
1999............                                           59,216  $96,929     $ --         $ (43)       $  (35)      $ 159
                                                           ======  =======     =====        =====         =====       =====



                                                      Retained         Total
                                                      Earnings         Stock-
                                                    (Accumulated       holders'        Comprehensive
                                                       Deficit)        Equity          Income (Loss)
                                                    ------------     ------------      -------------
Balance at
December 31,
1996 ............                                       $(17,184)        $ 58,746
Comprehensive
loss:
Net loss ........                                         (4,871)          (4,871)      $    (4,871)
Foreign currency
translation
adjustments .....                                             --             (367)             (367)
                                                                                        ------------
Comprehensive
loss ............                                                                       $    (5,238)
                                                    ============     ============       ============
Issuance of
common stock
upon exercise of
options..........                                             --            1,027
Amortization of
deferred
compensation.....                                             --              168
Issuance of
common stock
under Employee
Stock Purchase
Plan.............                                             --            1,307
Issuance of
common stock for
Redeemable
Preferred
Stock............                                             --            1,986
Issuance of
common stock for
software.........                                             --              375
Issuance of
common stock
upon exercise of
options..........                                             --
settlement (see
Note 4)..........                                             --              203
                                                    ------------     ------------

Balance at
December 31,
1997.............                                        (22,055)          58,574
Comprehensive
income:
Net income.......                                         16,025           16,025        $     16,025
Foreign currency
translation
adjustments......                                             --              314                 314
                                                    ------------     ------------        ------------
Comprehensive
income...........                                                                        $     16,339
                                                    ============     ============        ============
Issuance of
common stock
upon exercise of
options ........                                              --            8,706
Issuance of
common stock
under Employee
Stock Purchase
Plan ...........                                              --            1,770
Amortization of
deferred
compensation ...                                              --              166
Repayment of
notes
receivable .....                                              --              320
Income tax
benefit from
stock option
transactions ...                                              --            2,965
                                                    ------------     ------------
Balance at
December 31,
1998 ...........                                          (6,030)          88,840

Comprehensive
income:
Net income ......                                                        7,799             7,799         $    7,799
Foreign currency
translation
adjustments .....                                                           --               147                147
Unrealized loss
on investments ..                                                           --               (35)               (35)
                                                                                      ----------         ----------
Comprehensive
income ..........                                                                                        $    7,911
  ...............                                                                                       ===========
Issuance of
common stock
upon exercise of
options .........                                                           --            14,260
Repurchase and retirement of common stock (See  Note 4) ....                --           (20,636)
Issuance of
common stock
under Employee
Stock Purchase
Plan ............                                                           --             1,467
Amortization of
deferred
compensation ....                                                           --               167
Income tax
benefit from
stock option
transactions ....                                                           --             6,770

Balance at
December 31,
1999 ............                                                   $    1,769        $   98,779
                                                                    ==========        ==========



  The accompanying notes are an integral part of these consolidated financial statements

                     Consolidated Statements of Cash Flows
                Increase (Decrease) in Cash and Cash Equivalents
                                 (in thousands)


                                                                 Year ended December 31,
                                                       ------------------------------------------
                                                          1999            1998            1997
                                                       ----------      ----------      ----------
Cash flows from operating activities:
Net income (loss) ................................     $    7,799      $   16,025      $   (4,871)
Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
 Depreciation and amortization ...................          3,776           5,079           3,096
 (Gain) loss on disposal of assets ...............           (150)             30              61
 Loss in joint ventures ..........................             54             489             612
 Compensation expense ............................            167             166             168
 Provision for allowance for doubtful
  accounts .......................................            311             126              45
 Changes in operating assets and liabilities:
   Accounts receivable ...........................         (9,511)         (6,269)         (3,918)
   Prepaid expenses and other current assets .....         (4,717)         (1,163)         (1,956)
   Other assets ..................................         (1,037)            522          (1,160)
   Accounts payable ..............................            738             474           1,058
   Accrued bonuses and commissions ...............          2,033           3,156           1,167
   Accrued merger costs ..........................             --          (2,883)          2,883
   Income taxes payable ..........................            917           4,303           1,563
   Other accrued liabilities .....................          3,425           2,690             (42)
   Deferred revenue ..............................          4,087          (1,639)          4,480
   Repayment of notes receivable from
    stockholders .................................             --             320              --
                                                       ----------      ----------      ----------
Net cash provided by operating activities ........          7,892          21,426           3,186
                                                       ----------      ----------      ----------
Cash flows from investing activities:
 Purchases of property and equipment .............         (7,165)         (5,459)         (7,593)
 Proceeds from sale of property and
  equipment ......................................            318              --              15
 Maturities of short-term investments ............        169,001         117,376          56,662
 Purchases of short-term investments .............       (142,772)       (150,466)        (56,020)
 Purchase of long term investment ................         (1,500)             --              --
                                                       ----------      ----------      ----------
Net cash provided by (used in) investing
 activities ......................................         17,882         (38,549)         (6,936)
                                                       ----------      ----------      ----------
Cash flows from financing activities:
 Principal payments on capital lease
  obligations ....................................            (17)           (340)           (553)
 Buy back of common stock ........................        (20,636)             --              --
 Sale of common stock ............................         15,727          10,476           2,537
                                                       ----------      ----------      ----------
 Net cash (used in) provided by financing
  activities .....................................         (4,926)         10,136           1,984
                                                       ----------      ----------      ----------
 Net increase (decrease) in cash and cash
  equivalents ....................................         20,848          (6,987)         (1,766)
 Exchange rate impact on cash ....................            147             314            (367)
 Cash and cash equivalents at beginning of
  period .........................................          7,877          14,550          16,683
                                                       ----------      ----------      ----------
 Cash and cash equivalents at end of period ......     $   28,872      $    7,877      $   14,550
                                                       ==========      ==========      ==========
Supplemental disclosure of cash flow
 information
 Cash paid during the period for interest ........     $        4      $       16      $       44
                                                       ==========      ==========      ==========
 Income taxes paid ...............................     $    1,134      $       40      $      143
                                                       ==========      ==========      ==========
Supplemental schedule of non-cash financing
 activities
 Equipment acquired under capital lease
  obligations ....................................     $       --      $       --      $       49
                                                       ==========      ==========      ==========
 Conversion of preferred stock to common
  stock ..........................................     $       --      $       --      $    1,986
                                                       ==========      ==========      ==========
 Issuance of common stock for software ...........     $       --      $       --      $      375
                                                       ==========      ==========      ==========
 Tax benefit from stock options ..................     $    6,770      $    2,965      $       --
                                                       ==========      ==========      ==========



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           ASPECT DEVELOPMENT, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

 Description of Business and Principles of Consolidation

   Aspect Development, Inc. ("Aspect" or the "Company") is the leading global provider of collaborative solutions for business-to-business (B2B) eCommerce and inbound supply management. Aspect solutions for the enterprise and for eMarkets and exchanges provide decision support and content for procurement, product development, operations, and eCommerce between trading partners. The Aspect solutions enable aggregation and collaboration among Design, Procurement and Operations across multiple divisions within an enterprise, as well as solutions for establishing a collaborative Internet Exchange, or portal.

   The consolidated financial statements comprise the accounts of the Company and its wholly-owned subsidiaries after elimination of all significant intercompany balances and transactions. On November 25, 1997, the Company acquired Cadis, Inc. in a merger transaction accounted for as a pooling of interests (see Note 2).

 Foreign Exchange

   Assets and liabilities of the Company and its wholly-owned foreign subsidiaries are translated from the local currency to United States dollars at period-end exchange rates. Income and expense items are translated on a monthly basis at the average rates of exchange prevailing during the month. The adjustment resulting from translating the assets and liabilities of the Company and its foreign subsidiaries is reflected in accumulated translation adjustment within stockholders' equity. Foreign currency transaction gains and losses are included in the results of operations and were immaterial for all periods presented.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

   License revenues are comprised of perpetual license fees, and are recognized as revenue after execution of a license agreement or receipt of a definitive purchase order, shipment of the product has occurred, vendor specific objective evidence exists to allocate the fee from the arrangement between delivered and undelivered elements, and collection of the resulting receivables is deemed probable. For arrangements involving multiple products and services, the entire arrangement is allocated among the elements based on each element's relative value. Product returns and sales allowances (which were not significant through December 31, 1999) are estimated and provided for at the time of sale. When delivery involves significant installation obligations at multiple sites, revenues are recognized on a per-site basis upon completion of installation.

   Revenues from subscription and maintenance agreements are deferred and recognized on a straight-line basis over the life of the related agreement, which is typically one year.

   Service and other revenues are comprised of data services, process consulting and training fees. These revenues are recognized upon completion of the work performed.


 Net Income (Loss) Per Share

   Basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed using the weighted average number of common shares outstanding plus the dilutive effect of outstanding stock options and the employee stock purchase plan using the "treasury stock" method.

   The following is a reconciliation of the weighted average common shares used to calculate basic net income (loss) per share to the weighted average common and common equivalent shares used to calculate diluted net income (loss) per share for the years ended December 31, 1999, 1998, and 1997 (in thousands except per share amounts):


                                                                        Years ended December 31,
                                                                 ----------------------------------------
                                                                    1999           1998           1997
                                                                 ----------     ----------     ----------
  Basic:
  Weighted average common shares outstanding ...............         58,726         59,862         55,268
  Net income (loss) ........................................     $    7,799     $   16,025     $   (4,871)
  Net income (loss) per share ..............................     $     0.13     $     0.27     $    (0.09)
  Diluted:
  Weighted average common shares outstanding ...............         58,726         59,862         55,268
  Common stock equivalents (treasury stock method) .........          7,454          6,438             --
  Total weighted average common and common equivalent
   shares outstanding ......................................         66,180         66,300         55,268
  Net income (loss) ........................................     $    7,799     $   16,025     $   (4,871)
  Net income (loss) per share ..............................     $     0.12     $     0.24     $    (0.09)


Concentration of Credit Risk and Significant Customers

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash investments and trade receivables. The Company has a cash investment policy that limits investments to investment grade securities. The Company's revenues consist primarily of license and subscription fees for its applications software and reference data products from large manufacturers in the United States, Europe and Asia. The Company has historically sold primarily to large financially stable institutions and has not obtained collateral. The Company has not incurred significant credit losses during any of the periods presented. Increases in the Company's allowance for bad debts (expense) in 1999, 1998 and 1997 were approximately $355,000, $126,000 and $52,000, respectively. Total write-offs of outstanding customer receivables in the years 1999 and 1997 were approximately $44,000 and $7,000 respectively, while no outstanding customer receivables were written off in fiscal 1998.

   During the year ended December 31, 1999, two customers accounted for 26% of revenues. During the years ended December 31, 1998 and 1997, no one customer accounted for more than 10% of revenues.

 Product Concentration

   The Company currently derives substantially all of its revenues from the licensing of its eXplore decision support software, reference data products, and fees from related services. These products and services are expected to continue to account for substantially all of the Company's revenues for the foreseeable future. While the Company believes that its customers have not experienced significant problems with such products to date, if the Company's customers were to do so in the future or if they were dissatisfied with product functionality or performance, the Company's business, financial condition or results of operations could be materially adversely affected.


 Cash and Cash Equivalents and Short-Term Investments

   The Company considers all highly liquid investments with minimum yield risks and original maturities of 90 days or less to be cash equivalents. The Company's investment policy is to protect the value of its investment portfolio and to minimize principal risk by earning returns based on current interest rates.

   At December 31, 1999, all of the Company's cash equivalents and short-term investments were designated as "available-for-sale" and, in accordance with SFAS No. 115, are presented at fair value in the financial statements. At December 31, 1999, the carrying value of the Company's short-term investments approximated the current fair value. The Company recorded a $35,000 unrealized loss on investments, which has been recorded as a separate component of equity at December 31, 1999. Realized gains and losses to date have not been material. The cost of securities sold is based on specific identification.

   At December 31, 1999 and 1998, the Company's short-term investments consisted of $9.9 million and $1.0 million of US Government Agency obligations, respectively, and $37.4 million and $72.6 million of domestic corporate debt issues, respectively, all of which mature within one year.

 Property and Equipment

   Office and computer equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the respective assets (generally two to five years). Equipment under capital lease obligations is recorded at cost and amortized on a straight-line basis over the shorter of its estimated life or the term of the lease (generally three years). Property and equipment as of December 31, 1999 and 1998, consisted of the following (in thousands):


                                                  1999            1998
                                               ----------      ----------
Computer equipment .......................     $   15,190      $   10,323
Computer software ........................          2,330           2,101
Leased computer equipment & software .....             --           2,172
Office equipment and furniture ...........          3,724           3,384
Leasehold improvements ...................          5,170           1,992
                                               ----------      ----------
                                                   26,414          19,972
Less accumulated depreciation ............        (14,072)        (10,851)
                                               ----------      ----------
Property and equipment, net ..............     $   12,342      $    9,121
                                               ==========      ==========


 Research and Development

   Research and development expenditures are generally charged to operations as incurred. Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Through December 31, 1999, all research and development costs have been expensed.

 Reclassification

   Certain prior year amounts have been reclassified to conform to the current year presentation.


 Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivative financial instruments on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. The Company will be required to adopt SFAS No. 133 in fiscal 2001 in accordance with SFAS No. 137, which delays the required implementation of SFAS No. 133 for one year. This Statement will not have a material impact on the financial condition or results of the operations of the Company.

   In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (AICPA) issued Statement of Position
(SOP) 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition,"' which defers for one year the application of provisions in SOP 97-2 which limit what is considered vendor specific objective evidence of the fair value of the various elements in a multiple element arrangement. All other provisions of SOP 97-2 remain in effect. This SOP was effective as of June 30, 1998. In December 1998, the AICPA issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition,' With Respect to Certain Transactions," which amends paragraphs 11 and 12 of SOP 97-2, Software Revenue Recognition, to require recognition of revenue using the "residual value method" under certain conditions. Effective December 15, 1998, SOP 98-9 amends SOP 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition,"' to extend the deferral of the application of certain passages of SOP 97-2 provided by SOP 98-4 through fiscal years beginning on or before March 15, 1999. All other provisions of this SOP are effective for transactions entered into in fiscal years beginning after March 15, 1999. The Company does not anticipate that these statements will have a material adverse impact on its statement of operations.

   In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The Company will adopt SAB 101 as required in the second quarter of 2000. Management does not expect the adoption of SAB101 to have a material effect on the financial position or results of the operations of the Company.

2. Business Combination

   On November 25, 1997, the Company acquired all of the outstanding shares of Cadis, a privately held Delaware corporation which develops, markets, and supports component and supplier management software, by issuing approximately 1,411,000 shares of the Company's common stock. The acquisition was accounted for as a pooling-of-interests and the accompanying consolidated financial statements of Aspect for the year ended December 31, 1997 have been restated to include the operating results of Cadis. In connection with the transaction, the Company incurred approximately $4.3 million in merger related expenses, including $0.9 million in consulting fees to financial advisors, $0.7 million for legal and other professional fees, $0.7 million for personnel severance and outplacement expenses and $0.6 million for facilities consolidation expense. Of the merger expenses, a total of approximately $2.9 million was accrued at December 31, 1997, which was fully utilized at December 31, 1998.

   There were no materially significant intercompany transactions between the Company and Cadis prior to the merger and there were no significant adjustments required to conform the financial reporting of the two companies.


   The following information shows revenue and net income (loss) of the separate companies during the ten months ended October 31, 1997 preceding the combination (in thousands):


                                                                      Unaudited
                                                                      Ten Months
                                                                        Ended
                                                                       October
                                                                       31, 1997
                                                                      ----------
   Revenue:
   Aspect............................................................  $36,170
   Cadis.............................................................    4,564
                                                                       -------
                                                                       $40,734
                                                                       =======
   Net income (loss):
   Aspect............................................................  $ 6,614
   Cadis.............................................................   (6,725)
                                                                       -------
                                                                       $  (111)
                                                                       =======


3. Lease Obligations

   The Company leases 18 office facilities under noncancelable operating leases, which expire at various dates through November 2007. The Company also rents certain property and equipment under operating leases. Rental expense for all operating leases, net of sublease income, was $3,223,000, $2,439,000 and $2,378,000 for 1999, 1998 and 1997, respectively.


   Future minimum lease payments, net of sublease income, under operating lease obligations which have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 1999 are as follows (in thousands):


                                                                        Amount
                                                                        -------
   Year ending December 31,
   2000................................................................ $ 3,903
   2001................................................................   3,217
   2002................................................................   2,903
   2003................................................................   3,215
   2004................................................................   2,026
   Thereafter..........................................................   3,054
                                                                        -------
     Total minimum lease payments...................................... $18,318
                                                                        =======

4. Stockholders' Equity

   Cadis was authorized to issue a total of 1,985,705 shares of Junior Mandatorily Redeemable Preferred stock ("Junior Preferred"), all of which had been issued as of December 31, 1996. The holders of Junior Preferred were entitled to liquidation preferences of $1.00 per share and were not entitled to dividends. The Junior Preferred was mandatroily redeemable at $1.00 per share on each of July 31, 2000, 2001 and 2002. In 1997, all of the outstanding Junior Preferred of Cadis was converted to common stock of the Company at the time of the acquisition of Cadis.


Stock Repurchase

   In 1999, the Company's Board of Directors approved the repurchase of up to an aggregate of $25 million of its common stock. During 1999, the Company repurchased approximately 5.7 million shares of its common stock totaling approximately $20.6 million.

Stock Split

   In 1998, the Company effected a two for one stock split by declaring a dividend payable in shares of the Common Stock of the Company, of one additional share for each share outstanding. All share and per share numbers in the accompanying financial statements have been adjusted to reflect the stock split.

   The Company announced a two-for-one stock split payable to shareholders of record as of the close of business on February 25, 2000. The stock split was effected in the form of a 100% stock dividend. The Company's transfer agent delivered new stock certificates representing the additional shares on March 10, 2000. As a result, all financial statement and earnings per share data have been adjusted for the two for one stock split.

Share Purchase Rights Plan

   On September 1, 1998 the Board of Directors approved the adoption of a Share Purchase Rights Plan (the "Rights Plan"). Terms of the Rights Plan provide for a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.001 per share (the "Common Shares"), of the Company. The dividend was payable on October 22, 1998 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one- hundredth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share (the "Preferred Shares"), at a price of $187.50 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. Each one one-hundredth of a share of Preferred Shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a Common Share.

   Rights will not be distributed until the earlier of (i) the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person. The Rights will expire on October 7, 2008 unless the Rights are earlier redeemed or exchanged by the Company.

Stock Options

   Amended and Restated 1992 Stock Option Plan. In 1996, the Company adopted its Amended and Restated 1992 Stock Option Plan (the "Plan"), which authorizes the board of directors to grant incentive and nonstatutory stock to purchase up to 7,860,000 shares of common stock to employees, officers, directors and consultants of the Company. The 1992 Plan allows for the grant of incentive stock options to employees and the grant of nonstatutory stock options to all eligible participants. In 1998, the Company amended the 1992 Plan to increase the number of shares of common stock reserved for issuance thereunder to 10,060,000. In 1999, the Company amended the 1992 Plan to increase the number of shares of common stock reserved for issuance thereunder to 12,060,000 shares and to modify the eligibility requirements to (i) permit directors who are not employees of the Company ("non-employee directors") to participate in the plan and (ii) increase the maximum number of options that may be granted to an employee in any fiscal year from 1,000,000 to 2,000,000.


   The exercise price shall be at least 100% and 85% of the fair market value of the common stock on the date of the grant for incentive stock options and nonstatutory stock options, respectively, except for options granted to a person owning greater than 10% of the total voting power of the Company, for which the exercise price of the options must not be less than 110% of the fair market value at the time of grant. Options generally become exercisable upon grant subject to repurchase rights in favor of the Company until vested. At December 1999, a total of 4,535 shares of common stock previously exercised under the plan were subject to repurchase. Shares generally vest over a period of four years, with 1/8 of the shares subject to option vesting at the end of the six months after commencement of employment, and the remainder vesting ratably over the next 42 months. Options may be granted with different vesting terms. Options are exercisable for a term of ten years after the date of grant except those options granted to a person owning greater than 10% of the total vesting power of stock of the Company, which are exercisable for a term of five years after the date of grant. The options are not transferable.

   In the event of a sale or merger of the Company, the board may arrange with the acquiring corporation for such corporation either to assume the Company's rights and obligations under the outstanding options or to substitute new options for the acquiring corporation's stock for such outstanding options. Options that are neither assumed nor substituted by the acquiring corporation, nor exercised as of the date of the sale or merger, terminate and cease to be outstanding as of the date of the transaction.

   On November 25, 1997, in connection with the merger of the Company and Cadis described in Note 2, the Company substituted options covering 235,684 shares of common stock for options granted under the Cadis option plan and assumed the rights and obligations of Cadis with respect to the outstanding options. The options are generally exercisable only when vested, and have similar vesting terms as options granted under the 1992 Plan.

   1996 Outside Directors Stock Option Plan. In 1996, the Company adopted its 1996 Outside Directors Stock Option Plan (the "Directors Plan") and reserved for issuance a total of 200,000 shares of common stock. The Directors Plan provides for the automatic grant of nonstatutory stock options to directors of the Company who are not employees of the Company or any parent or subsidiary corporation of the Company ("Outside Directors"). Under the Directors Plan, each Outside Director who had not previously been granted an option under a stock option plan of the Company was granted automatically on the effective date of the IPO an option to purchase 10,000 shares of common stock. Each new Outside Director elected after the date of the IPO is granted automatically on the date of election an option to purchase 30,000 shares of common stock. Such options will become vested in three annual installments on the anniversary of the date of grant. In addition, each Outside Director previously granted an option under the Directors Plan is granted automatically on the date of each annual meeting of the stockholders after 1996 an option to purchase 10,000 shares of common stock. Each such subsequent option will become vested in full on the third anniversary of the date of grant. The exercise price of each option granted under the Directors Plan is equal to the fair market value of the common stock on the date of grant, and the term of each option is ten years. Options granted under the Directors plan are nontransferable. In 1999, the Company terminated future grants under the 1996 Directors Plan.

   1997 Nonstatutory Stock Option Plan. In 1997, the Company adopted its 1997 Nonstatutory Stock Option Plan (the "1997 Plan"), which authorizes the board of directors to grant nonstatutory stock options to purchase up to 5,400,000 shares of common stock to eligible participants. The option exercise price shall be at least 85% of the fair market value of the Company's common stock on the date of grant of the option. The options are not transferable. Shares vest ratably over a 48-month period.



   Information with respect to activity under the plans is as follows (in thousands except per share and exercise price amounts):


                                                  Outstanding Options
                                                  --------------------- Weighted
                                         Options  Number      Price     Average
                                        Available   of         Per      Exercise
                                        for Grant Shares      Share      Price
                                        --------- ------  ------------- --------
Balance at December 31, 1996...........    3,688   8,880  $0.02--$ 6.69  $ 1.32
 Additional Shares Authorized..........    4,800     --             --      --
 Options Granted.......................   (6,800)  6,800  $0.75--$11.21  $ 7.25
 Exercised.............................      --   (2,692) $0.02--$ 8.44  $ 0.44
 Canceled..............................      760    (760) $0.05--$ 9.78  $ 5.07
                                         -------  ------  -------------  ------
Balance at December 31, 1997...........    2,448  12,228  $0.02--$11.21  $ 4.60
 Additional Shares Authorized..........    4,400     --             --      --
 Options Granted.......................   (5,000)  5,000  $8.88--$19.13  $13.53
 Exercised.............................      --   (3,146) $0.02--$15.94  $ 2.74
 Canceled..............................     1200  (1,200) $0.05--$19.13  $ 8.24
                                         -------  ------  -------------  ------
Balance at December 31, 1998...........    3,048  12,882  $0.02--$19.13  $ 8.20
 Additional Shares Authorized..........   14,000     --             --      --
 Options Granted.......................  (13,530) 13,530  $3.47--$24.22  $ 7.63
 Exercised.............................      --   (3,251) $0.05--$19.13  $ 4.41
 Canceled..............................    1,804  (1,804) $0.18--$19.13  $ 8.88
                                         -------  ------  -------------  ------
Balance at December 31, 1999...........    5,322  21,357  $0.05--$24.22  $ 8.36
                                         =======  ======  =============  ======



   At December 31, 1999, 5,784,460 options were vested (3,731,104 at December 31, 1998).

   Compensation expense recognized in fiscal 1999, 1998, and 1997 total approximately $167,000, $166,000, and $168,000, respectively. At December 31, 1999, deferred compensation totaled $43,000.

   1996 Employee Stock Purchase Plan. In 1996, the Company adopted its 1996 Employee Stock Purchase Plan (the "Purchase Plan"). A total of 1,000,000 shares of common stock have been reserved for issuance under the Purchase Plan, and 362,893 were issued in the year ended December 31, 1997, 312,939 in the year ended December 31, 1998 and 89,301 in the year ended December 31, 1999. The Purchase Plan permits eligible employees to purchase common stock at a discount, but only through payroll deductions, during concurrent 24-month offering periods. Each offering period is divided into four consecutive six-month purchase periods. The price at which stock is sold under the Purchase Plan is equal to 85% of the fair market value of the common stock on the first day of the offering period or the last day of the purchase period, whichever is lower. The initial offering period commenced approximately two weeks prior to the effective date of the IPO. In 1999, the Company amended the Purchase

Plan to increase the number of shares of common stock authorized for issuance under the Purchase Plan from 1,000,000 to 1,200,000.

Stock-Based Compensation

   The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation" requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

   Pro forma information regarding net income and earnings per share is required by SFAS No. 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1999, 1998, and 1997, respectively: risk-free interest rates of 5.59%, 5.26%, and 6.00%; a dividend yield of 0.0%; volatility factors of the expected market price of the Company's common stock of .80, .84, and .70; and a weighted-average expected life of the option of 0.03, 0.20, and 2.0 years beyond each respective vesting period. The weighted average fair value of options granted during 1999, 1998, and 1997 was $7.04, $8.78, and $6.99, respectively.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands except for earnings per share information):


                                                       1999       1998       1997
                                                      -------    ------    --------
   Pro forma net income (loss)....................... $(9,434)   $4,366    $(13,157)
   Pro forma earnings
     Income (loss) per share (basic)................. $ (0.16)   $ 0.07    $  (0.24)
     Income (loss) per share (diluted)............... $ (0.16)   $ 0.07    $  (0.24)

   The following table summarizes information regarding stock options outstanding at December 31, 1999.


                          Options Outstanding        Options Exercisable
                   --------------------------------- --------------------
                      Shares     Weighted
                   Outstanding    Average   Weighted             Weighted
      Range of          at       Remaining  Average              Average
      Exercise     December 31, Contractual Exercise   Number    Exercise
       Prices          1999        Life      Price   Exercisable  Price
   --------------  ------------ ----------- -------- ----------- --------
  $ 0.05--$ 2.50     1,265,724     6.15     $ 1.39      923,383   $ 1.27
    3.47--  3.47     5,485,338     9.28       3.47    1,084,871     3.47
    3.63--  5.59     2,161,509     7.87       5.12    1,191,213     5.36
    5.66--  7.50     2,259,529     8.98       6.50      294,712     6.31
    8.44--  9.78     2,211,753     8.69       9.35      455,762     9.49
    9.88-- 11.81     2,124,335     8.38      10.90      526,635    10.93
   13.06-- 13.06     2,707,504     9.78      13.06       50,291    13.06
   14.56-- 15.94     2,180,111     8.61      14.78    1,184,248    14.68
   16.06-- 22.23       824,583     9.50      19.84       73,345    17.82
   24.22-- 24.22       136,800     9.96      24.22            0        0
  $ 0.05--$24.22    21,357,186     8.78     $ 8.32    5,784,460   $ 7.37


5. Income Taxes

   The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 provides for an asset and liability approach to accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be recognized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of enactment.

   The provision for taxes consists of the following (in thousands):


                                Years ended December 31,
                         -----------------------------------
                           1999          1998         1997
                         --------      --------     --------
Current:
  Federal ..........     $  5,183      $      0     $  1,027
  State ............        1,587           100          466
  Foreign ..........           29           475          100
                         --------      --------     --------
                            6,799           579        1,593
Deferred:
  Federal ..........       (4,715)        2,387           --
  State ............          128         1,556           --
                         --------      --------     --------
                           (4,587)        3,943           --
                         --------      --------     --------
                         $  2,212      $  4,522     $  1,593
                         ========      ========     ========

   The Company's effective income tax provision differs from the Federal statutory rate of 35% due to the following (in thousands):


                                                              Years ended December 31,
                                                       --------------------------------------
                                                         1999           1998           1997
                                                       --------       --------       --------
Expected tax provision (benefit) at federal
 statutory rate ..................................     $  3,492       $  6,668       $ (1,114)
State taxes (net of federal benefit) .............          599          1,656            308
Change in valuation allowance ....................       (1,303)        (3,120)         2,598
Non-deductible acquisition costs .................           --             --            519
Foreign taxes ....................................           --            479            100
Research credits .................................          906           (750)          (350)
Foreign tax credits ..............................          (16)          (411)            --
Other ............................................          346             --            239
Prior year net operating losses not benefited ....           --             --           (707)
                                                       --------       --------       --------
Provision for income taxes .......................     $  2,212       $  4,522       $  1,593
                                                       ========       ========       ========
Effective tax rate ...............................        22.10%         22.01%          N.M.


   As of December 31, 1999, the Company had federal, state and foreign net operating loss carryforwards of approximately $46.8 million, of which approximately $22.2 million relate to Cadis pre-acquisition net operating losses. The Company also had federal and state research and development tax credit carryforwards of approximately $4.9 million. The net operating loss and credit carryforwards will expire between 2007 and 2019 if not utilized.


   Due to the change in ownership which resulted from Aspect Development, Inc.'s acquisition of Cadis, there is an overall annual limitation of approximately $3.5 million with respect to the entire $22.2 million of Cadis's pre-acquisition net operating losses. The Company's net operating losses and credits may also be subject to an annual limitation due to the ownership change provisions should the Company itself experience an ownership change. Significant components of the Company's deferred tax assets are as follows:


                                                            December 31,
                                             ------------------------------------------
                                                1999            1998            1997
                                             ----------      ----------      ----------
Deferred tax assets:
  Net operating loss carryforwards .....     $   14,415      $   11,319      $   13,000
  Research credit carryforwards ........          4,919           2,450           1,700
  Foreign tax credits ..................            442             811             400
  Other timing differences .............          5,229           2,000           2,000
                                             ----------      ----------      ----------
Total deferred tax assets ..............         25,005          16,580          17,100
Valuation allowance ....................        (18,905)        (15,000)        (17,100)
                                             ----------      ----------      ----------
Net deferred tax assets ................     $    6,100      $    1,580      $       --
                                             ==========      ==========      ==========

   The valuation allowance increased by $3.9 million during the year ended December 31, 1999. Approximately $7.4 million of the remaining valuation allowance relates to net operating losses and other tax attributes acquired in the Cadis acquisition (see Note 2) which have not been benefited. Approximately $11.5 million of the remaining valuation allowance relates to benefits of stock option deductions which, if recognized, will be allocated directly to stockholders' equity.

6. Joint Venture

   The Company entered into a limited liability company joint venture agreement with CMP Media Inc. ("CMP"), dated April 4, 1997. The joint venture, ChipCenter LLC (formerly EDTN), was established to provide news, promotional materials, literature, product data, reference material, application information tutorials, seminars, product and software demonstrations and other services through the Internet and corporate intranets to electronic systems designers and purchasing managers. Initially, the ownership of the joint venture was shared equally between the Company and CMP.

   The Company's share of losses in the joint venture amounted to $0.5 million, $0.6 million and $0.5 million, respectively in fiscal 1999, 1998 and 1997, respectively. This amount is included in interest and other expense. During 1999, the interest in the joint venture was fully written down and no commitments existed for additional funding. As a result, the Company no longer recognizes net earnings or losses in the consolidated statements of operations.

   In March 1999, both the Company and CMP each sold approximately one-third of their respective interests in the joint venture to a third party. In connection with this sale, the Company recorded a $3 million gain in interest and other income. Subsequently in 1999, each of the three partners sold approximately one-fourth of their respective interests to a fourth party in return for its cash contribution to the joint venture.


7. Industry Segment and Geographic Information

   The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," in fiscal 1998. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

   The Company is organized based upon the nature of the products and services it offers. Under this organizational structure, the Company operates in three business segments' licenses, subscriptions and maintenance, and service. The Company evaluates its segment's performance based on several factors including revenue and gross profit. The Company does not allocate or report financial operations by segment beyond revenue and cost of revenue, nor does it allocate long-term assets by business segment. No additional segment information is reported in this footnote as required segment disclosures are included in the Consolidated Statements of Operations.

   The Company's foreign operations consist of sales, marketing, and support activities in subsidiaries and distributors throughout the world and development and support activities in India. The Company's export sales were as follows (in thousands):

                                                        Year Ended
                                                       December 31,
                                             ----------------------------------
                                               1999         1998         1997
                                             --------     --------     --------
Revenues from unaffiliated customers:
  Europe ...............................     $    182     $    202     $    976
  Asia .................................          249        2,344        1,046
                                             --------     --------     --------
    Total export sales .................     $    431     $  2,546     $  2,022
                                             ========     ========     ========

   Revenues and income (loss) before interest and taxes generated by the Company and its corresponding identifiable assets classified by major geographic area were as follows (in thousands):


                                                    Year Ended December 31,
                                                   ---------------------------
                                                     1999      1998     1997
                                                   --------  --------  -------
   Revenues from unaffiliated customers:
     North America................................ $ 84,324  $ 75,232  $41,431
     Europe.......................................    8,180     8,413    7,452
     Other international operations...............    2,641     2,720    1,046
                                                   --------  --------  -------
       Total revenues............................. $ 95,145  $ 86,365  $49,929
                                                   ========  ========  =======
   Income (loss) before interest and taxes:
     North America................................ $ 10,875  $ 17,661  $(9,328)
     Europe.......................................     (270)    3,051    3,520
     Other international operations...............   (6,832)   (2,940)     129
                                                   --------  --------  -------
       Income (loss) before interest and taxes.... $  3,773  $ 17,772  $(5,679)
                                                   ========  ========  =======
   Identifiable assets:
     North America................................ $123,440  $109,938
     Europe.......................................    5,855     2,891
     Other international operations...............    6,605     1,953
                                                   --------  --------
       Total identifiable assets.................. $135,900  $114,782
                                                   ========  ========



8. 401(k) Plan

   Under the Company's 401(k) Plan, all employees who are at least 21 years old are entitled to participate on the first quarterly enrollment date following the first day of employment. Under the 401(k) Plan, eligible employees are entitled to make tax-deferred contributions up to 20% of compensation, subject to an annual limitation. The Company may, at its discretion, make matching contributions to the 401(k) Plan. For the years ended December 31, 1999, 1998 and 1997, the Company made no matching contributions.

9. Subsequent Events

 TACTech acquisition

   In January 2000, the Company announced that it had signed a definitive agreement to acquire TACTech, Inc. Under the terms of the agreement, TACTech shareholders will receive approximately 450,000 shares of Aspect common stock in exchange for all the outstanding common stock of TACTech, for a total purchase price at the time of announcement of approximately $16.1 million. The signed definitive agreement, which is subject to the approval of TACTech's stockholders and certain other conditions, will be accounted for by Aspect as a purchase.

 i2 Technologies Merger Agreement

   On March 13, 2000, i2 Technologies, Inc. and the Company announced a definitive agreement to merge in a stock-for-stock transaction pursuant to which the stockholders of Aspect will receive 0.55 shares of i2 Technologies common stock for each share of Aspect common stock. The merger has been unanimously approved by the boards of directors of both companies and is subject to approval by the stockholders of both companies and other regulatory approvals.

                            Aspect Development, Inc.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                     ASSETS

                                                                                March 31,      December 31,
                                                                                  2000            1999
                                                                               -----------     -----------
                                                                               (Unaudited)
Current assets:

       Cash and cash equivalents                                               $    69,486     $    28,872
       Short-term investments                                                       26,220          47,332
       Accounts receivable, net                                                     33,093          28,709
       Prepaid expenses and other current assets                                    16,504          15,884
                                                                               -----------     -----------
                   Total current assets                                            145,303         120,797
Property and equipment, net                                                         12,436          12,342
Other assets, net                                                                    6,038           2,765
                                                                               -----------     -----------
                   Total assets                                                $   163,777     $   135,904
                                                                               ===========     ===========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable                                                        $     2,336     $     3,221
       Accrued bonuses and commissions                                               6,500           7,266
       Income taxes payable                                                          6,914           3,863
       Other accrued liabilities                                                    12,959           9,191
       Deferred revenue                                                             19,625          13,584
                                                                               -----------     -----------
                   Total current liabilities                                        48,334          37,125
Stockholders' equity:
       Common stock                                                                110,239          96,929
       Deferred compensation                                                            (2)            (43)
       Accumulated components of comprehensive income                                   36             124
       Retained earnings                                                             5,170           1,769
                                                                               -----------     -----------
                   Total stockholders' equity                                      115,443          98,779
                                                                               -----------     -----------
                   Total liabilities and stockholders' equity                  $   163,777     $   135,904
                                                                               ===========     ===========



     See accompanying notes to Condensed Consolidated Financial Statements.

                            Aspect Development, Inc.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (unaudited)




                                                   Three months ended
                                                        March 31,
                                                --------------------------
                                                   2000            1999
                                                -----------    -----------
Revenues

     Licenses                                   $    20,126    $     4,932
     Subscription and maintenance                     8,451          5,406
     Service and other                                6,823          4,038
                                                -----------    -----------
               Total revenues                        35,400         14,376
                                                -----------    -----------
Cost of revenues
     Licenses                                           605            162
     Subscription and maintenance                     1,489          1,051
     Service and other                                3,705          1,767
                                                -----------    -----------
               Total cost of revenues                 5,799          2,980
                                                -----------    -----------
Gross profit                                         29,601         11,396
Operating expenses:
     Research and development                         7,299          4,619
     Sales and marketing                             15,407          7,983
     General and administrative                       3,918          2,161
                                                -----------    -----------
               Total operating expenses              26,624         14,763
                                                -----------    -----------
Operating income (loss)                               2,977         (3,367)
Interest and other income, net                        1,384          3,805
                                                -----------    -----------
Income before income taxes                            4,361            438
Provision for income taxes                              960            113
                                                -----------    -----------
Net income                                      $     3,401    $       325
                                                ===========    ===========

Net income per share-basic                      $      0.06    $      0.01
                                                ===========    ===========
Net income per share-diluted                    $      0.04    $      0.00
                                                ===========    ===========
Number of shares used in computing per share
     amounts-basic                                   60,299         62,038
                                                ===========    ===========
Number of shares used in computing per share
     amounts-diluted                                 76,972         67,052
                                                ===========    ===========
Supplemental diluted earnings per share
excluding Infinite Supply*                      $      0.06    $      0.00
                                                ===========    ===========



* Infinite Supply is a subsidiary created in Q3, 1999.

     See accompanying notes to Condensed Consolidated Financial Statements.

                            Aspect Development, Inc.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (unaudited)




                                                                         Three months ended March 31,
                                                                         ----------------------------
                                                                             2000             1999
                                                                         ------------     -----------
Cash flows from operating activities:
Net income                                                               $    3,401     $      325
Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                          1,547          1,397
       Loss in joint ventures                                                    --           (153)
       Compensation expense                                                      41             42
       Provision for allowance for doubtful accounts                           (167)            50
       Changes in operating assets and liabilities:
             Accounts receivable                                             (4,217)         4,212
             Prepaid expenses and other current assets                         (620)         1,364
             Other assets                                                      (540)          (756)
             Accounts payable                                                  (885)          (429)
             Accrued bonuses and commissions                                   (766)           (35)
             Income taxes payable                                             3,051           (779)
             Other accrued liabilities                                        3,768           (521)
             Deferred revenue                                                 6,041           (235)
                                                                         ----------     ----------
Net cash provided by operating activities                                    10,654          4,482
                                                                         ----------     ----------

Cash flows from investing activities:
       Purchases of property and equipment                                   (1,641)        (1,069)
       Purchases of short-term investments                                  (19,538)       (89,571)
       Maturities of short-term investments                                  40,607         80,222
       Purchase of long-term investment                                      (2,733)            --
                                                                         ----------     ----------
Net cash provided by (used in) investing activities                          16,695        (10,418)
                                                                         ----------     ----------

Cash flows from financing activities:
       Principal payments on capital lease obligations                           --            (17)
       Sale of common stock                                                  13,310          2,804
                                                                         ----------     ----------
Net cash provided by financing activities                                    13,310          2,787
                                                                         ----------     ----------

Net increase (decrease) in cash and cash equivalents                         40,659         (3,149)
Exchange rate impact on cash                                                    (45)           121
Cash and cash equivalents at beginning of period                             28,872          7,877
                                                                         ----------     ----------
Cash and cash equivalents at end of period                               $   69,486     $    4,849
                                                                         ==========     ==========

Supplemental disclosure of cash flow information
Income taxes paid                                                        $       12     $      658
                                                                         ==========     ==========



     See accompanying notes to Condensed Consolidated Financial Statements.

                            ASPECT DEVELOPMENT, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.       Basis of Presentation

     The unaudited condensed consolidated financial statements included herein have been prepared by Aspect Development, Inc. ("Aspect" or the "Company"). In the opinion of management, such financial statements include all normal recurring adjustments and accruals which are necessary to fairly state the Company's consolidated financial position, results of operations and cash flows for the periods presented. These financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto as included in the Company's Form 10-K for the fiscal year ended December 31, 1999. The consolidated results of operations for the quarter ended March 31, 2000 are not necessarily indicative of the results to be expected for any subsequent interim or annual period.

     The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Investments in joint ventures are accounted for by the equity method. Under such method, the Company's share of net earnings or losses is included in interest and other income, net, in the condensed consolidated statements of operations unless the investment is fully written down and no commitments exist for additional funding.

     Assets and liabilities of the Company and its wholly-owned foreign subsidiaries are translated from the local currency to United States dollars at period-end exchange rates. Income and expense items are translated on a monthly basis at the average rates of exchange prevailing during the month. The adjustment resulting from translating the assets and liabilities of the Company and its foreign subsidiaries is reflected in accumulated components of comprehensive income within stockholders' equity. Foreign currency transaction gains and losses are included in the results of operations and were immaterial for all periods presented.

     Certain March 31, 1999 amounts have been reclassified to conform to the current year presentation.

     On February 15, 2000 the Board of Directors authorized a two-for-one stock split of the Company's common stock, in the form of a 100% stock dividend. The stock split was effected by distribution to each stockholder of record as of February 25, 2000 of one share of the Company's common stock for each share of common stock held, and was paid on March 10, 2000. The financial information included in the accompanying financial statements give effect to the stock split.

Recent Developments

     In January 2000, the Company announced that it had signed a definitive agreement to acquire TACTech, Inc. Under the terms of the agreement, TACTech shareholders will receive 0.6647302 shares of Aspect common stock for each TACTech share of common stock, for a total purchase price of approximately $16.1 million. The signed definitive agreement will require the approval of TACTech's shareholders, expected to be completed in May 2000, and will be accounted for by Aspect as a purchase.

     On March 13, 2000, i2 Technologies, Inc. and the Company announced a definitive agreement to merge in a stock-for-stock transaction valued at $9.3 billion. Under the terms of the agreement, i2 will acquire all outstanding stock and options of the Company in exchange for 0.55 shares of common stock of i2 for each share of Aspect common stock. The merger has been unanimously approved by the boards of directors of both companies. On May 3, 2000, i2 Technologies, Inc. and the Company announced that the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. In addition, the SEC notified both companies of a "no review" decision with respect to the S-4 Registration Statement filed by i2 on April 18, 2000. There are no other regulatory approvals anticipated.

     Shareholder approval is required by shareholders of both companies at shareholder meetings to be held on June 8, 2000. Pending shareholder approval, the merger is expected to close before June 30, 2000.


2.       Revenue Recognition

     License revenues are comprised of perpetual license fees, and are recognized as revenue after execution of a license agreement or receipt of a definitive purchase order, shipment of the product has occurred, vendor specific objective evidence exists to allocate the fee from the arrangement between delivered and undelivered elements, and collection of the resulting receivables is deemed probable. For arrangements involving multiple products and services, the entire arrangement is allocated among the elements based on each element's relative value. Product returns and sales allowances (which were not significant through March 31, 2000) are estimated and provided for at the time of sale. When delivery involves significant installation obligations at multiple sites, revenues are recognized on a per-site basis upon completion of installation.

     Revenues from subscription and maintenance agreements are deferred and recognized on a straight-line basis over the life of the related agreement, which is typically one year.

     Service and other revenues are comprised of data services, process consulting and training fees. These revenues are recognized upon completion of the work performed.



3.       Comprehensive Income

     Comprehensive income, net of related tax, for the three months ended March 31, 2000 and 1999 is as follows:


                                                                       Three months ended March 31,
                                                                       2000                 1999
                                                                   -------------        -------------
                               (In thousands)

             Net income                                            $      3,401         $         325
             Unrealized loss on investments                                 (43)                    -
             Foreign currency translation adjustment                        (45)                  121
                                                                   ------------         -------------
             Comprehensive income                                  $      3,313         $         446
                                                                   ============         =============



4.       Net Income Per Share

     Basic net income per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted average number of common shares outstanding plus the dilutive effect of outstanding stock options and the employee stock purchase plan using the "treasury stock" method.

     The following is a reconciliation of the weighted average common shares used to calculate basic net income per share to the weighted average common and common equivalent shares used to calculate diluted net income per share for the three months ended March 31, 2000 and 1999 (in thousands):


                                                                             Three months ended March 31,
                                                                               2000               1999
                                                                             --------           --------
Diluted:
Weighted average common shares outstanding                                         60,299           62,038
Common stock equivalents (treasury stock method)                                   16,673            5,014
                                                                           --------------     ------------
Total weighted average common and common equivalent
   shares outstanding                                                              76,972           67,052
                                                                           ==============     ============



5.       Joint Venture

     The Company entered into a limited liability company joint venture agreement with CMP Media Inc. ("CMP"), dated April 4, 1997. The joint venture, ChipCenter LLC (formerly EDTN), was established to provide news, promotional materials, literature, product data, reference material, application information tutorials, seminars, product and software demonstrations and other services through the Internet and corporate intranets to electronic systems designers and purchasing managers. Initially, the ownership of the joint venture was shared equally between the Company and CMP.

     In March 1999, both the Company and CMP sold approximately one-third of their respective interests in the joint venture to a third party. In connection with this sale, the Company recorded a $3 million gain during the quarter, which is recorded in interest and other income, net. Subsequently in 1999, each of the three partners sold approximately one-fourth of their respective interests to a fourth party in return for its cash contribution to the joint venture.

     The Company's share of net earnings or losses from the joint venture is included in interest and other income, net, in the consolidated statements of operations. During the second quarter of 1999, the interest in the joint venture was fully written down and no commitments existed for additional funding. As a result, the Company no longer recognizes net earnings or losses in the consolidated statements of operations. In the three months ended March 31, 1999, the Company's share of losses in the joint venture amounted to $128,000.

6.       Infinite Supply

     Infinite Supply is a wholly-owned subsidiary of Aspect which was founded in the third quarter of 1999. Infinite Supply's mission is to be a leading global Commerce Services Provider, providing content and application software services for B2B portals, marketplaces and trade exchanges.

     Revenues for the three months ended March 31, 2000 were $490,000 and the operating expenses totaled $1,482,000. Infinite Supply had a net loss in the first quarter of fiscal 2000 of $1,057,000 or $0.01 per diluted share.


7.       Industry Segment Information

     The Company is organized based upon the nature of the products and services it offers. Under this organizational structure, the Company operates in three business segments: licenses, subscriptions and maintenance, and service. The Company evaluates its segments' performance based on several factors, including total revenues and gross profit. The Company does not allocate or report financial operations by segment beyond revenue and cost of revenue, nor does it allocate long-term assets by business segment. No additional segment information is reported in this footnote as required segment disclosures are included in the Consolidated Statements of Operations.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         On March 12, 2000, i2 Technologies, Inc. ("i2") entered into a definitive agreement to acquire Aspect Development, Inc. ("Aspect") in a transaction to be accounted for as a purchase. This transaction was completed on June 9, 2000. Under the agreement, i2 acquired all of the outstanding capital stock of Aspect and assumed all outstanding options and employee stock purchase plan obligations of Aspect in exchange for approximately 48 million shares of i2 common stock and stock options valued at approximately $8.8 billion, including acquisition expenses.

         The following unaudited pro forma combined financial statements of i2 give effect to i2's acquisition of Aspect accounted for under the purchase method of accounting. This information is based on preliminary valuations of the fair market value of assets and liabilities acquired and the estimated useful lives of intangible assets acquired in the respective transactions and are subject to change pending finalization of the valuations.

         The unaudited pro forma combined balance sheet of i2 as of March 31, 2000 assumes that the acquisition of Aspect took place on March 31, 2000, and combines i2's historical consolidated balance sheet with Aspect's historical consolidated balance sheet as of March 31, 2000, before pro forma adjustments. The unaudited pro forma combined statement of operations for the year ending December 31, 1999 assumes that i2's acquisition of Aspect took place as of January 1, 1999 and combines i2's historical consolidated statement of operations for the year ended December 31, 1999 with Aspect's historical consolidated statement of operations for the year ended December 31, 1999, before pro forma adjustments. The unaudited pro forma combined statement of operations for the three months ended March 31, 2000 assumes that i2's acquisition of Aspect took place as of January 1, 2000 and combines i2's historical consolidated statement of operations for the three months ended March 31, 2000 with Aspect's historical consolidated statement of operations for the three months ended March 31, 2000, before pro forma adjustments.

         The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the acquired assets or companies been operated as a single entity during the period presented. The pro forma adjustments are based on estimates, available information and various assumptions and may be revised as additional information becomes available. The unaudited pro forma combined financial statements as of and for the year ended December 31, 1999 and the unaudited pro forma combined financial statements as of and for the three months ended March 31, 2000 should be read in conjunction with the other financial statements and notes thereto included elsewhere or incorporated by reference in this current report.

         i2 estimates that it will incur approximately $39.5 million in direct expenses in connection with its acquisition of Aspect, which will be capitalized as part of the purchase price in such transactions and amortized over three years. The transaction costs consist of fees for investment bankers, attorneys, accountants, financial printing costs and other related expenses. i2 cannot assure you that it will not incur additional expenses in subsequent quarters to reflect costs associated with the completed acquisitions.

                                 i2 AND ASPECT
          TABLE OF CONTENTS FOR UNAUDITED PRO FORMA COMBINED FINANCIAL
                                   STATEMENTS

                                                                                                 Page
                                                                                                 ----
Unaudited combined balance sheet as of March 31, 2000                                            F-1
Unaudited combined statement of operations for the period ended December 31, 1999                F-2
Unaudited combined statement of operations for three months ended March 31, 2000                 F-3
Notes to unaudited combined financial statements                                                 F-4

                                  i2 AND ASPECT
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2000
                                 (IN THOUSANDS)

                                                                                                PRO FORMA          PRO FORMA
                                                               i2              ASPECT          ADJUSTMENTS         COMBINED
                                                         ------------       ------------      ------------       ------------
ASSETS
Current assets:
    Cash and cash equivalents ........................   $    456,936       $     69,486      $         --       $    526,422
    Short-term investments ...........................        181,464             26,220                --            207,684
    Accounts receivable ..............................        187,065             33,093                --            220,158
    Prepaids and other current assets ................         44,288             16,504                --             60,792
                                                         ------------       ------------      ------------       ------------
        Total current assets .........................        869,753            145,303                --          1,015,056
Furniture and equipment, net .........................         59,907             12,436                --             72,343
Other assets .........................................         83,474              6,038                --             89,512
Goodwill and intangible assets .......................        246,880                 --         8,607,417(a)       8,934,922
                                                                                                    80,625(d)
                                                         ------------       ------------      ------------       ------------
        Total assets .................................   $  1,260,014       $    163,777      $  8,688,042       $ 10,111,833
                                                         ============       ============      ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable .................................   $     22,471       $      2,336      $         --       $     24,807
    Accrued liabilities and deferred income taxes ....        114,315             19,459            39,500(b)         253,899
                                                                                                    80,625(d)
    Income taxes payable .............................          6,584              6,914                --             13,498
    Deferred revenue .................................        136,689             19,625                --            156,314
                                                         ------------       ------------      ------------       ------------
        Total current liabilities ....................        280,059             48,334           120,125            448,518
Long-term debt .......................................        350,000                 --                --            350,000
                                                         ------------       ------------      ------------       ------------
        Total liabilities ............................        630,059             48,334           120,125            798,518
                                                         ============       ============      ============       ============


Commitments and contingencies
Stockholders' equity:
    Common stock .....................................             39                 --                 8 (c)             47
    Additional paid-in capital .......................        584,008            110,237          (110,237)(c)      9,350,360
                                                                                                 8,766,352 (c)
    Accumulated other comprehensive loss .............         (4,209)                36               (36)(c)         (4,209)
    Retained earnings (deficit) ......................         50,117              5,170           (88,170)(c)        (32,883)
                                                         ------------       ------------      ------------       ------------
        Total stockholders' equity ...................        629,955            115,443         8,567,917          9,313,315
                                                         ------------       ------------      ------------       ------------
        Total liabilities and stockholders' equity ...   $  1,260,014       $    163,777      $  8,688,042       $ 10,111,833
                                                         ============       ============      ============       ============



See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

                                 i2 AND ASPECT
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                     PRO FORMA         PRO FORMA
                                                                         i2          ASPECT         ADJUSTMENTS        COMBINED
                                                                    -----------    -----------      -----------       -----------
Revenues:
    Software licenses ...........................................   $   352,597    $    52,440      $        --       $   405,037
    Services ....................................................       147,893         18,191               --           166,084
    Maintenance .................................................        70,620         24,514               --            95,134
                                                                    -----------    -----------      -----------       -----------
         Total revenues .........................................       571,110         95,145               --           666,255

Costs and expenses:
    Cost of software licenses ...................................        17,981          1,152      $        --            19,133
    Cost of services and maintenance ............................       125,934         14,398               --           140,332
    Sales and marketing .........................................       194,752         44,625               --           239,377
    Research and development ....................................       132,278         20,061               --           152,339
    General and administrative ..................................        53,188         11,136               --            64,324
    Amortization of goodwill and intangible assets ..............            --             --        2,883,972(e)      2,883,972
                                                                             --             --           26,875(f)         26,875
    In-process research and development and acquisition-related
       expenses .................................................         6,552             --               --             6,552
                                                                    -----------    -----------      -----------       -----------
         Total costs and expenses ...............................       530,685         91,372        2,910,847         3,532,904
                                                                    -----------    -----------      -----------       -----------

Operating income (loss) .........................................        40,425          3,773       (2,910,847)       (2,866,649)
Other income, net ...............................................         7,642          6,238               --            13,880
                                                                    -----------    -----------      -----------       -----------
Income before income taxes ......................................        48,067         10,011       (2,910,847)       (2,852,769)

Provision for income taxes ......................................        24,552          2,212          (26,875)(f)           111
                                                                    -----------    -----------      -----------       -----------

Net income (loss) ...............................................   $    23,515    $     7,799      $(2,883,972)      $(2,852,658)
                                                                    ===========    ===========      ===========       ===========

Net income (loss) per share .....................................   $      0.16    $        --      $        --       $    (15.49)
                                                                    ===========    ===========      ===========       ===========
Net income (loss) per share, assuming dilution ..................   $      0.14    $        --      $        --       $    (15.49)
                                                                    ===========    ===========      ===========       ===========
Weighted average common shares outstanding ......................       150,419                                           184,192
Weighted average common shares outstanding, assuming dilution ...       167,839                                           184,192


Comprehensive income:
    Net income ..................................................   $    23,515    $     7,799      $(2,883,972)      $(2,852,658)
    Foreign currency translation adjustments, and unrealized loss
       on investments net of income tax .........................        (3,293)           112               --            (3,181)
                                                                    -----------    -----------      -----------       -----------

Total comprehensive income ......................................   $    20,222    $     7,911      $(2,883,972)      $(2,855,839)
                                                                    ===========    ===========      ===========       ===========


See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

                                  i2 AND ASPECT
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                      PRO FORMA           PRO FORMA
                                                                           i2           ASPECT       ADJUSTMENTS          COMBINED
                                                                       ----------     ----------     -----------         ----------
Revenues:
    Software licenses ............................................     $  113,584     $   20,126      $     --           $  133,710
    Services .....................................................         46,870          6,823            --               53,693
    Maintenance ..................................................         25,826          8,451            --               34,277
                                                                       ----------     ----------      ----------         ----------
         Total revenues ..........................................        186,280         35,400            --              221,680

Costs and expenses:
    Cost of software licenses ....................................          5,366            605      $     --                5,971
    Cost of services and maintenance .............................         41,072          5,194            --               46,266
    Sales and marketing ..........................................         66,210         15,407            --               81,617
    Research and development .....................................         39,846          7,299            --               47,145
    General and administrative ...................................         16,607          3,918            --               20,525
    Amortization of goodwill and intangible assets ...............           --             --           720,993(e)         720,993
                                                                                                           6,719(f)           6,719
    In-process research and development and acquisition-related
       expenses ..................................................            557           --              --                  557
                                                                       ----------     ----------      ----------         ----------
         Total costs and expenses ................................        169,658         32,423         727,712            929,793
                                                                       ----------     ----------      ----------         ----------

Operating income (loss) ..........................................         16,622          2,977        (727,712)          (708,113)
Other income, net ................................................          2,499          1,384                              3,883
                                                                       ----------     ----------      ----------         ----------
Income before income taxes .......................................         19,121          4,361        (727,712)          (704,230)

Provision for income taxes .......................................          7,380            960          (6,719)(f)          1,621
                                                                       ----------     ----------      ----------         ----------

Net income (loss) ................................................     $   11,741     $    3,401      $ (720,993)        $ (705,851)
                                                                       ==========     ==========      ==========         ==========

Net income (loss) per share ......................................     $     0.08     $     --        $     --           $    (3.71)
                                                                       ==========     ==========      ==========         ==========
Net income (loss) per share, assuming dilution ...................     $     0.06     $     --        $     --           $    (3.71)
                                                                       ==========     ==========      ==========         ==========

Weighted average common shares outstanding .......................        156,500                                           190,273
Weighted average common shares outstanding, assuming dilution ....        183,025                                           190,273


Comprehensive income:
    Net income ...................................................     $   11,741     $    3,401      $ (720,993)        $ (705,851)
    Unrealized loss on investments ...............................           --              (43)             --                (43)
    Foreign currency translation adjustment ......................             83            (45)             --                 38
                                                                       ----------     ----------      ----------         ----------

Total comprehensive income .......................................     $   11,824     $    3,313      $ (720,993)        $ (705,856)
                                                                       ==========     ==========      ==========         ==========


See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

                                 i2 AND ASPECT
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



The total purchase price of Aspect reflects the issuance of approximately 48 million shares of i2 common stock, stock options and employee stock purchase plan obligations. The total purchase price was determined as follows (in thousands):

Value of shares of i2 common stock
    options issued and employee stock purchase plan obligations..................     $ 8,766,360
Other direct acquisition expenses................................................          39,500
                                                                                      -----------
                                                                                      $ 8,805,860
                                                                                      ===========

The valuation of the i2 common stock is based on its weighted average closing price three days prior to and three days following the announcement of the acquisition.

The total purchase price of the Aspect acquisition has been allocated to acquired assets based on estimates of their fair value. The purchase price of approximately $8.8 billion has been assigned to the assets acquired as follows (in thousands):

                                                            As of March 31, 2000
                                                            --------------------
Net assets assumed.....................................         $   115,443
Acquired in process research and development...........              83,000
Acquired developed technology..........................              79,000
Content database.......................................              84,000
Installed customer base................................              42,000
Assembled workforce....................................              10,000
Goodwill...............................................           8,392,417
                                                                -----------
                                                                $ 8,805,860
                                                                ===========

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

(a)      To reflect the allocation of the purchase price to intangible assets.

(b)      To reflect the direct expenses incurred as a result of the acquisition.

(c) To reflect (1) the elimination of Aspect's stockholders' equity upon consolidation with i2 Technologies, (2) to adjust for the write off of in-process research and development, and (3) to reflect the i2 common stock issued and options assumed and the related additional paid in capital.

(d) To reflect the goodwill and deferred tax liabilities related to the $215 million of non-deductible intangible assets acquired, listed in the table above excluding goodwill, based on an effective tax rate of 37.5%.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


(e) To reflect the approximately $2.9 billion of amortization of intangible assets for the period ended December 31, 1999, and the approximately $721 million of amortization of intangible assets for the three months ended March 31, 2000. The intangible assets will be amortized ratably over the estimated lives of the assets, ranging from two to three years. The assets are to amortized as follows:

                                                                            YRS
                  Acquired developed technology.......................       2
                  Content database....................................       3
                  Installed customer base.............................       3
                  Assembled workforce.................................       2
                  Goodwill............................................       3

(f) To reflect the amortization of the deferred tax liabilities recorded for non-deductible intangible assets acquired.

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
2.1  -   Agreement and Plan of Reorganization, dated March 12,
         2000, by and among i2 Technologies, Inc., Hoya Merger
         Corp. and Aspect Development, Inc.

10.1 - Employment and Non-Compete Agreement, dated June 9, 2000, by and between i2 Technologies, Inc. and Robert L. Evans.

10.2 - Employment and Non-Compete Agreement, dated June 9, 2000, by and between i2 Technologies, Inc. and Romesh T. Wadhwani.

23.1 -   Consent of Arthur Andersen LLP with respect to
         Aspect's financial statements.

23.2 - Consent of Ernst & Young LLP with respect to Aspect's financial statements.

99.1 -   Press Release of i2 Technologies, Inc. dated June 9, 2000
         (announcing the completion of the Merger).